UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2026

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, NY 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC QX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Chief Financial Officer

On October 23, 2026, IEH entered into an employment agreement with Subrata Purkayastha, its Chief Financial Officer, Treasurer and Corporate Secretary. The employment agreement with Ms. Purkayastha is effective as of November 1, 2026 and will expire on October 31, 2029. The following is a summary of the terms of the employment agreement with Ms. Purkayastha, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Purkayastha serves as the Chief Financial Officer, Treasurer and Corporate Secretary of IEH Corporation. Under the employment agreement, Ms. Purkayastha will receive a base salary of $293,950 per annum and be eligible to receive an annual bonus of up to 100% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Compensation Committee of the board of directors (the “Committee”).

She will also be eligible to receive option grants under the Company’s 2020 Equity Based Compensation Plan. In connection with the execution of the employment agreement, she will receive a grant of 35,000 options to purchase shares of common stock, par value $0.01 per share at an exercise price of $29.60 per common share for the fiscal year ended March 31, 2027. All such options granted are immediately vested.

During the term of the employment agreement, she shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors.

In the event of the termination of Ms. Purkayastha’s employment by us without “cause” or by her for “good reason”, as such terms are defined in the employment agreement, she would be entitled to: (a) a severance payment of 24 months of base salary; (b) continued participation in our health and welfare plans for up to 24 months; and (c) all accrued but unpaid compensation. Further, under the employment agreement, if within the three (3) year period of a “change in control” (as defined in the employment agreement) either Ms. Purkayastha’s employment is terminated, or her title, position or responsibilities are materially reduced and she terminates her employment, the Company shall pay and/or provide to her substantially the same compensation and benefits her termination was without “cause” or for “good reason”, subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Pursuant to the employment agreement, Ms. Purkayastha is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

The information furnished pursuant to Item 5.02 of this Current Report, including Exhibit 10.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Exhibit Title or Description
10.1	Employment Agreement between the Company and Subrata Purkayastha.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

	By:	/s/ Dave Offerman
	Name:	Dave Offerman
	Title:	Chief Executive Officer and President
Date: October 27, 2026

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Subrata Purkayastha